UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2014

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Credit Facility

On July 22, 2014, Affinity Gaming (“Affinity,” “we” or “our”) completed an amendment and waiver (the “Second Amendment”) to our senior secured credit facility. The Second Amendment increases the applicable LIBOR rate floor from 1.00% to 1.25%, and it increases the applicable margin from 3.25% to 4.00% in the case of Eurodollar term loans and from 2.25% to 3.00% in the case of base rate term loans. On July 1, 2014, we reported that, as of June 30, 2014, we would not be in compliance with certain required ratios under our financial covenants. The Second Amendment waives such non-compliance and also adjusts the financial covenants by changing from a maximum Total Net Leverage Ratio of 6.5x through June 30, 2014 (calculated using total leverage, net of $25 million cash) to a maximum First Lien Net Leverage Ratio of 3.75x through March 31, 2016 (calculated using outstanding first lien senior secured debt, net of $40 million cash), and by lowering the minimum required interest coverage ratio from 2.0x through December 31, 2014 and 2.15x thereafter to a constant minimum ratio of 1.5x.

In addition to the foregoing, the Second Amendment also adds an equity cure provision for financial covenants which provides a total of two cures with a maximum of one cure per any four quarter period; permits us to add back management fees equal to the greater of $1.5 million or 3% of EBITDA, and certain one-time items, to EBITDA for the purpose of calculating certain financial covenants; allows us to engage affiliates as consultants in arm’s-length transactions; provides additional flexibility to make assets sales, restricted payments and investments; permits affiliates to own up to 20% of outstanding term loans, subject to information and voting restrictions; and resets the soft call protection for the lenders whereby we must pay a 1% fee on the amount of any term loans for which a voluntary prepayment with new term loans or an amendment or other modification results in reduced pricing within the first six months after the Second Amendment closing date.

We have included the foregoing summary description of the Second Amendment to provide investors and security holders with information regarding its terms, and it is qualified in its entirety by reference to the full text of the Second Amendment, which we have attached as Exhibit 10.2 and incorporated herein by reference.

Supplemental Indenture

On July 24, 2014, Affinity and Affinity Gaming Finance Corp. (together with Affinity, the “Issuers”), determined that they received consents from holders of a majority of the outstanding principal amount of their 9.00% Senior Notes due 2018 (the “Notes”), and have thereupon entered into a supplemental indenture (the “Supplemental Indenture”) amending the indenture governing the Notes (the “Indenture”) to provide that neither (i) our and certain of our stockholders’ entry into and performance of a settlement agreement (the “Settlement Agreement,” described below), nor (ii) the formation of a “group” among all or some of the parties to the Settlement Agreement or their affiliates (but no other Person that is not, or whose affiliates are not, parties to the Settlement Agreement) in connection with the performance of the Settlement Agreement or any other agreement in existence on the date of the Consent Solicitation, will constitute a “Change of Control” under the Indenture; provided, that it will still be a Change of Control if (x) Z Capital (as defined below) or its affiliates collectively have the power to direct the voting, other than pursuant to the Settlement Agreement, of at least 50% of the total voting power of the voting stock of Affinity or (y) SPH Manager (as defined below) or its affiliates collectively have the power to direct the voting, other than pursuant to the Settlement Agreement, of at least 50% of the total voting power of the voting stock of Affinity (the “Amendment”). The Issuers, the guarantors party to the Supplemental Indenture, U.S. Bank, National Association, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as paying agent, registrar, transfer agent and authenticating agent (the “Agent”) have executed the Supplemental Indenture.

We have included the foregoing summary description of the Supplemental Indenture to provide investors and security holders with information regarding its terms, and it is qualified in its entirety by reference to the full text of the Supplemental Indenture, which we have attached as Exhibit 4.1 and incorporated herein by reference.

Settlement Agreement

On July 28, 2014, we entered into a Settlement Agreement with Z Capital Partners, L.L,C. and certain of its affiliates (collectively, “Z Capital”) and certain of our stockholders (the “Other Stockholders”), which agreement (1) reconstitutes our Board of Directors (the “Board”) to include seven members, consisting of our Chief Executive Officer, two members designated by Z Capital and four members, including two independent directors, designated by SPH Manager, LLC (“SPH Manager”) and stockholders other than Z Capital (with the exact number to be designated by each of such stockholders (or stockholder groups)

to be adjusted based on the percentage of the outstanding shares of our common stock owned by such stockholder (or stockholder group)), and (2) resolves and dismisses the existing litigation between Z Capital, certain of our current and former directors (Don R. Kornstein, Thomas M. Benninger, Scott D. Henry, Michael Rumbolz and David D. Ross (collectively, the “Individual Defendants”)) and us. In connection with the resolution and dismissal, the preliminary injunction, entered into on May 3, 2013 in connection with the litigation with Z Capital, will be dissolved, and each party to the litigation will bear its own costs (except that the Individual Defendants’ costs will be borne by us). The Settlement Agreement provides that the Board will include two directors who meet the director independence requirements then in use by us.

Each stockholder party to the Settlement Agreement agrees to take all necessary action to cause the election, removal and replacement of directors as set forth in the Settlement Agreement. We agree to include in the slate of nominees recommended by the Board for election at stockholder meetings called for the purpose of electing directors, and to solicit proxies in favor of, the individuals nominated by such stockholders in accordance with the Settlement Agreement.

The Settlement Agreement provides that the Rights Agreement, dated effective December 21, 2012, between us and American Stock Transfer & Trust Company, LLC (the “Rights Agreement”), is null and void and that we and our affiliates will promptly take any and all actions necessary to terminate the Rights Agreement. The Settlement Agreement also provides that we will not enter into any similar shareholder rights agreement unless such agreement exempts Z Capital, SPH Manager and the Other Stockholders (and their respective affiliates) until such time that such stockholder beneficially owns (together with its affiliates) less than one-half of the outstanding shares of our common stock owned by such stockholder and its affiliates as of the date of the Settlement Agreement (on an adjusted basis).

The Settlement Agreement will terminate, according to its terms, (i) by the mutual consent of Z Capital, SPH Manager, and the Other Stockholders at any time and (ii) automatically if either Z Capital or SPH Manager and the Other Stockholders (in the aggregate) cease to beneficially own at least a specified number of shares of our common stock.

We have included the foregoing summary description of the Settlement Agreement to provide investors and security holders with information regarding its terms, and it is qualified in its entirety by reference to the full text of the Settlement Agreement, which we have attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures regarding the Second Amendment under Item 1.01 of this report are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

As of 5:00 p.m. New York City time, on July 24, 2014, the Issuers had received valid consents from holders representing a majority in the outstanding aggregate principal amount of the Notes, which constitutes the requisite consent needed for the Amendment. Subject to the terms and conditions set forth in the Consent Solicitation Statement, dated July 14, 2014 and subsequently amended on July 21, 2014 (as amended and supplemented, “Statement”), the Issuers will make an aggregate cash payment equal to $2.50 per $1,000 principal amount of Notes to the holders who validly delivered (and did not revoke) consents to the Amendment on or prior to the Expiration Date (as defined in the Statement).

Additional details regarding the Amendment and the Statement are disclosed in our Current Reports on Form 8-K which we filed with the Securities and Exchange Commission on July 15, 2014 and July 21, 2014.

Forward-Looking Statements

Any statements made in this Current Report on Form 8-K that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. Such statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “seek” and other similar expressions. We base such forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. Such statements are not guarantees of performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on such forward-looking statements or projections. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time we make them, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements and projections.

Item 9.01(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	July 28, 2014	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Supplemental Indenture by and between the Issuers, the guarantors party thereto, the Trustee and the Agent, dated July 25, 2014
10.1	Settlement Agreement by and between Affinity Gaming, Z Capital and the Other Stockholders, dated July 28, 2014
10.2
Second Amendment and Waiver to Credit Agreement, dated July 22, 2014, by and among Affinity Gaming (formerly Affinity Gaming, LLC), as borrower, Deutsche Bank Trust Company Americas, as administrative agent and the lenders party thereto